UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2017

SOLITARIO EXPLORATION & ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-32978 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(303) 534-1030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 29, 2017, the shareholders of Solitario Exploration & Royalty Corp. (“Solitario” or the “Company”) approved the adoption of an amendment to the 2013 Solitario Exploration & Royalty Corp. Omnibus Stock and Incentive Plan (the (“2013 Plan”). The amendment served to make a technical clarification to the 2013 Plan regarding the application of Internal Revenue Code § 162(m) and also to increase the number of shares of common stock reserved under the 2013 Plan from 1,750,000 shares to 5,750,000 shares. That part of the amendment that serves to make the technical clarification regarding the application of Internal Revenue Code § 162(m) became effective upon its approval by the shareholders; that portion of the amendment that will serve to increase the number of shares reserved for issuance under the 2013 Plan will become effective upon completion of the Plan of Arrangement whereby Solitario will acquire Zazu Metals Corporation (“Zazu”).

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On June 29, 2017, Solitario held its Annual Meeting of Shareholders at which holders of 32,260,325 shares or 83.4% of the total outstanding shares eligible to vote as of the record date were present in person or by proxy. The seven matters identified below were submitted to a vote of the shareholders. Each proposal is more fully described in Solitario’s definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on May 24, 2017.

1.       Election of Directors. Six directors were elected to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified, with each director receiving the votes below:

	Number of Shares
Name	For	Against	Withheld	Broker Non-Votes
Brian Labadie	20,227,754	299,657	53,600	11,679,314
John Labate	20,261,553	265,858	53,600	11,679,314
James Hesketh	18,616,386	248,782	1,715,843	11,679.314
Christopher E. Herald	20,501,099	25,312	54,600	11,679.314
Gil Atzmon *	18,380,006	485,162	1,715,843	11,679,314
Joshua D. Crumb *	18,415,963	492,451	1,672,597	11,679,314

* The election of Mr. Atzmon and Mr. Crumb is subject to, and contingent upon, the completion of the “Plan of Arrangement”, whereby Solitario will acquire Zazu as further described in the Proxy Statement.

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2.       Approval of the Issuance of Solitario Arrangement Shares. Subject to the completion of the Plan of Arrangement, the proposal seeking the approval of the issuance of 19,788,183 shares of Solitario common stock to be issued to effect the Plan of Arrangement was approved, with 20,223,777 shares voting for (98.27% of shares voting), 313,033 shares voting against, 44,201 shares abstaining, and 11,679,314 broker non-votes.

3.       Amendment of the 2013 Solitario Exploration & Royalty Corp. Omnibus Stock Incentive Plan. The First Amendment to the 2013 Plan was approved, with 19,412,538 shares voting for (94.32% of shares voting), 989,295 shares voting against, 179,178 shares abstaining, and 11,679,314 broker non-votes. As described under Item 5.02 above, a portion of this amendment will not be effective until the Plan of Arrangement is completed.

4.       Approval of Grant of Replacement Options. Subject to completion of the Plan of Arrangement, the grant of replacement options for 1,782,428 shares to holders of Zazu options pursuant to the Arrangement Agreement was approved, with 19,592,822 shares voting for (95.20% of shares voting), 885,372 voting against, 102,817 shares abstaining, and 11,679,314 broker non-votes.

5.       Name Change to Solitario Zinc Corp. Subject to completion of the Plan of Arrangement, the approval of an amendment to Solitario’s Articles of Incorporation to change the name of the corporation to “Solitario Zinc Corp.” was approved, with 29,784,552 shares voting for (98.06% of shares voting), 578,520 voting against, 13,331 shares abstaining, and 1,883,992 broker non-votes.

6.       Advisory Vote on Executive Compensation. The shareholders approved the following resolution with 19,739,858 shares voting for (95.91% of shares voting), 841,153 shares voting against, and 11,679,314 broker non-votes:

“RESOLVED THAT: Solitario shareholders approve the compensation of Solitario’s named executive officers, as disclosed in the Company’s proxy statement, dated May 23, 2017, pursuant to the compensation disclosure rules of the Securities and Exchange Commission set forth in Item 402 of Regulation S-K, including, but not limited to, the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in the proxy statement for the 2017 annual general meeting.”

7. Appointment of Auditors. The appointment of EKS&H LLLC as Solitario’s auditors for fiscal year 2017 was ratified with 32,049,545 shares voting for (99.35% of shares voting), 35,296 shares voting against, 175,484 shares abstaining, and no broker non-votes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished with this report:

10.1	First Amendment to the 2013 Solitario Exploration & Royalty Corp. Omnibus Stock and Incentive Plan.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 29, 2017

Solitario Exploration & Royalty Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer